Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 29, 2024, with respect to the consolidated financial statements of GLOBALFOUNDRIES Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP
Singapore
September 11, 2025